EXHIBIT 32

Certification Under Section 906 of the Sarbanes–Oxley Act of 2002 / 18 U.S.C. Section 1350

John R. Zavoli hereby certifies that:

1. He is the Chief Executive Officer and Chief Financial Officer of Path 1 Network Technologies Inc.

2. The Form 10-Q report of Path 1 Network Technologies Inc. that this certification accompanies fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934.

3. The information contained in the Form 10-Q report of Path 1 Network Technologies Inc. that this certification accompanies fairly presents, in all material respects, the financial condition and results of operations of Path 1 Network Technologies Inc.

Dated: August 12, 2004

/s/ JOHN R. ZAVOLI
John R. Zavoli